Exhibit 99.1

                               CODE OF ETHICS AND
                                BUSINESS CONDUCT

                              Statement of Purpose

Since its founding in 1967, Anaren has built a strong reputation for integrity and honesty in every facet of our business. Although we have grown substantially over the past 35 years, and we will continue to grow, our employees have never lost sight of the importance of carrying out their daily tasks with the highest level of integrity.

Today, more than ever, each of us must rededicate ourselves to conducting our business affairs in a fair, honest and ethical manner. Accordingly, I ask each member of the Anaren community to make a personal commitment to follow Anaren's Code of Ethics and Business Conduct. The ethical policies contained in this Code provide the foundation to guide each of us in dealing with customers, suppliers and each other.

If you have a question or concern about what is proper conduct in a particular situation, I urge you to address the issue with your supervisor, a Human Resource representative, our Secretary & General Counsel, or any management official, including myself. In addition, if you are uncomfortable bringing an issue to your supervisor or any of the previously named individuals, you are encouraged to contact the Board of Directors' Audit Committee Chairman. There can be no compromising of our commitment to conduct Anaren's affairs in an ethical manner, and there is no reason that would ever justify anyone compromising our commitment to integrity.

In closing, I know that I can count on each of you to always endorse Anaren's Code of Ethics and Business Conduct and to represent Anaren in an honest, ethical and forthright manner. Our legacy demands it and our unwavering commitment will provide the foundation for Anaren's future success.

/s/ Lawrence A. Sala
------------------------
Lawrence A. Sala
President and CEO

Approved: August 13, 2002


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                               CODE OF ETHICS AND
                                BUSINESS CONDUCT

================================================================================
Disclaimer: The information and policies contained in this Code of Ethics and Business Conduct do not, under any circumstances, create an employment contract between Anaren Microwave, Inc. and the reader.
================================================================================

INTRODUCTION

The name "Anaren" has always been synonymous with quality and integrity. The significant success and growth that we have achieved since our founding in 1967 has not only been built upon our reputation for producing superior products, but also our reputation for the ethical way in which we conduct our business.

In an effort to promote the success that we have enjoyed in the past, Anaren and its subsidiaries must continue to employ similar business and ethical practices in the future. This Code of Ethics and Business Conduct ("Code") is intended to guide Anaren and related personnel in the performance of their professional duties and responsibilities in a manner that maintains our commitment to honesty, integrity and quality. The policies set forth in this Code apply to all those relationships with whom we owe an ethical obligation, including our customers, our employees, our shareholders, our suppliers, our competitors and our community.

      Our Employees

      Anaren employees are the lifeblood of the organization. As stated in the Employee Handbook, Anaren is an equal employment opportunity employer committed to treating all employees with fairness, integrity and respect, regardless of age, race, color, sex, religion, nationality or disability. In addition, we strongly support our open door policy, which enables employees to speak to any member of management, without fear of retaliation, about actions, directives, differences of opinion and any other situation concerning Anaren.

      Our Shareholders

      We have always exercised prudent judgment with respect to asset and resource allocation decisions. We are committed to continue to exercise sound business judgment that is both cognizant of our shareholders' interests, particularly with respect to increasing shareholder value, and the long term interests of Anaren and its employees.


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      Our Customers

      Without loyal customers, our business would not thrive. Consequently, we are dedicated to providing our customers with reliable, quality products, and are equally committed to continuing to treat them with the utmost degree of honesty, fairness and respect.

      Our Sales Representatives, Distributors, Suppliers & Vendors

      Over the years, Anaren has devoted a substantial amount of time and effort to build trusting, long-term relationships with our suppliers, sales representatives, distributors and vendors. Our ability to develop such relationships is, in large part, based upon the fact that we foster fair business practices and we treat people with honesty, dignity and respect.

      Our Community

      Anaren has always been, and will always strive to be, an active participant in both the corporate and civic communities in which we operate. To this end, we strongly encourage every Anaren employee to actively participate in the well-being of his or her community. Moreover, Anaren remains committed to conducting its business operations in such a manner so as to avoid unnecessary harm or injury to the environment and surrounding communities.

      Our Competitors

      We firmly support the principle of fair competition and will continue to compete in the market based solely on our merits.

CONFLICT OF INTEREST

Every employee is prohibited from engaging in any conduct or business relationship that could result in a conflict of interest for Anaren. The phrase "conflict of interest" encompasses direct conflicts, indirect conflicts, potential conflicts and situations which could be construed as having an appearance of impropriety. Stated differently, an Anaren employee must avoid business relationships and dealings that could sway or manipulate an employee's ability to conduct business affairs in an objective and fair manner.

COMPLIANCE WITH LAWS

All Anaren employees must conduct their total Anaren business affairs in compliance with all applicable federal, state and local laws and regulations.


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GIFTS AND FAVORS TO OR BY EMPLOYEES

As Anaren personnel, you may not give or receive any type of material gift, token or favor, that could reasonably be viewed as having the potential to influence how you engage in or conduct business relations with a particular customer, community, vendor, supplier or competitor. The Foreign Corrupt Practices Act ("FCRA"), for example, makes it unlawful for Anaren or its employees to make a payment or give a gift to a foreign government official, political party, candidate or public international organization for purposes of obtaining or retaining business. A violation occurs when a payment is made or promised to be made to a foreign official while knowing that the payment will be used to unlawfully obtain or maintain business or direct business to anyone else. Other laws that may have an impact on this policy include, but are not limited to, the International Traffic in Arms Regulations ("ITAR"), the Arms Export Control Act ("AECA") and the Federal Anti-Kickback Act.

If you are unclear about whether a particular item violates this policy, please contact a member of management for clarification.

CORPORATE GOVERNANCE

Anaren will maintain the highest level of governance standards consistent with its Charter, Bylaws and this Code of Ethics and Business Conduct.

POLITICAL CONTRIBUTIONS AND ACTIVITIES

As a corporation, and more importantly as a defense contractor, Anaren is prohibited from making any form of political contribution, regardless of amount, either directly or indirectly, to candidates running for federal offices. Corporate campaign contributions include, but are not limited to, monetary funds, goods, services (i.e., employee time) and other forms of assistance.

CONFIDENTIAL INFORMATION AND INSIDER TRADING

Anaren recognizes and supports the values associated with the open and free exchange of securities on the stock market. To ensure the fairness and integrity of such trading and to avoid any violations of the United States securities laws, Anaren has established an Insider Trading Policy, as well as a Fair Disclosure Policy. Specifically, the Insider Trading Policy prohibits employees who are privy to material, non-public information from engaging in "insider-trading," by using such information to buy and sell stocks for their own personal gain. Anaren's policy also prohibits employees from "stock tipping," which is defined as sharing material, non-public


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information with individuals outside of the "inner circle" of Anaren employees who have knowledge of the information.

Similarly, Anaren's Fair Disclosure Policy requires the Company to comply with federal securities laws and to minimize the potential for selective disclosure of material, non-public information to external sources such as the media, investors, shareholders, analysts and other market professionals. To this end, the President & CEO and Vice President of Finance are the ONLY two Anaren representatives authorized to disclose material, non-public information to any third party.

An employee who is uncertain about whether a particular piece of information is "non-public" or "material" should check with Anaren's Secretary and General Counsel before engaging in any stock transactions.

INTEGRITY OF RECORDS AND COMPLIANCE WITH ACCOUNTING PROCEDURES

Business records often serve as the cornerstone for corporate decision-making. Thus, the accuracy and integrity of these business records cannot be stressed enough. In order to ensure that these records are as complete and accurate as possible, Anaren personnel must ensure that transactions are recorded as soon as possible, proper accounting methods are utilized and employee reimbursements are not misrepresented or overstated. In addition, employees are prohibited from modifying Company records or destroying such records without the prior written approval of their manager and an officer of the Company.

Senior financial officers of the Company are obligated to disclose to the Company's external auditors and to the Board of Directors' Audit Committee any material deficiencies in the Company's internal financial controls and any fraud involving any member of management.

The Company's CEO and CFO are required to certify in writing that they have read and made a review of the information contained in the Company's quarterly and annual reports and that based on their knowledge, the information contained in the reports is true and that the reports contain all information about the Company which the officer believes is important to the Company's shareholders.

REPORTING VIOLATIONS

Anaren's Chief Executive Officer has designated Anaren's Secretary and General Counsel to oversee and ensure compliance with this Code. As a trusted employee, it is your ethical responsibility to notify management regarding any actual or potential conflict of interest involving Anaren, or any other violation of this Code, regardless of the employee(s) involved or


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their position within the Company. Information received from any employee will, to the extent practical, be kept confidential.

As a general rule, employees should direct any inquiries, questions or concerns regarding the Code to their immediate supervisor. If the employee feels that further action or clarification is required, he or she should contact Anaren's Secretary and General Counsel, or any other member of management, including the CEO. Upon receipt of an alleged violation of the Code, the Secretary and General Counsel will conduct a prompt and thorough investigation and appropriate remedial action will be taken.

If an employee is uncomfortable reporting an incident to any of the above-named individuals, you are encouraged to contact the Chairman of the Board of Directors' Audit Committee, (currently Dale Eck @ 1-800-544-2414) who will conduct an independent investigation and take appropriate remedial action.

All managers are responsible for ensuring that their own conduct complies with the policies (both in spirit and intent) set forth in this Code. Management employees must also oversee the organization as a whole, observing the conduct of others and taking the appropriate actions when needed (even when no complaint has been filed).

In sum, every employee plays a role in enforcing this Code.

ANTI-RETALIATION PROVISION

No employee will be disciplined or retaliated against with respect to any term or condition of employment for exercising his or her good faith reporting obligations under this Code.

PENALTIES FOR VIOLATIONS

Anaren maintains a ZERO tolerance policy with respect to violations of this Code. Employees who violate the provisions and policies set forth in this Code by engaging in unethical conduct, failing to report conduct potentially violative of the Code or refusing to participate in any investigation of such conduct, will be subject to disciplinary action, up to and including termination of employment.

WAIVERS

No provision of this Code may be waived for any reason.


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                             EMPLOYEE ACKNOWLEDGMENT

This is to acknowledge that I have received a copy of the Anaren Code of Conduct and understand that it sets forth the ethical standards of conduct with respect to my duties, responsibilities and obligations of employment with Anaren. I understand and agree that it is my responsibility to read the Code in its entirety and to abide by the rules, policies and standards set forth within it. I further acknowledge that it is solely my responsibility to seek clarification of any portion of the Code which is unclear or confusing to me.

I acknowledge that my employment with Anaren is an employment-at-will relationship and can be terminated at any time, for any reason, with or without cause or notice, by me or by Anaren. I acknowledge that nothing in this Code can alter this premise.

Finally, I acknowledge the receipt of this Code of Conduct and understand that my continued employment requires me to adhere to the policies and rules set forth herein, and that failure to abide by these policies could result in disciplinary action up to, and including, termination of my employment with Anaren.

---------------------------------
Date

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Employee Signature

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Employee Name [printed]


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